Exhibit 10.1

ADVANCED DRAINAGE SYSTEMS, INC.

First Amendment to Amended and Restated Executive Employment Agreement

February 8, 2017

This First Amendment to Amended and Restated Executive Employment Agreement (this “Amendment”) is entered into effective as of the date set forth above (the “Effective Date”) by and between ADVANCED DRAINAGE SYSTEMS, INC., a Delaware corporation (the “Company”), and JOSEPH A. CHLAPATY (the “Executive”).

Background

A. Effective as of June 20, 2014, the Company and the Executive entered into that certain Amended and Restated Executive Employment Agreement (the “Agreement”); and

B. The Company and the Executive desire to amend the Agreement to eliminate the Executive’s right to use the Company’s aircraft for charitable uses and purposes and, in exchange therefor, the Company will increase the Executive’s base salary by an agreed-upon amount.

Statement of Agreement

In consideration of the promises and mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as set forth below.

Section 1. Definitions. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Agreement. The term “Agreement”, as used in the Agreement, shall, unless otherwise specified or unless the context otherwise requires, mean the Agreement and this Amendment, together, it being the intent of the Company and the Executive that each of the foregoing be applied and construed as a single instrument.

Section 2. Amendment. Section 5(d) of the Agreement is hereby amended by deleting “and/or charitable uses and purposes”.

Section 3. Ratification and Reaffirmation of the Agreement. The Company and the Executive hereby ratify and reaffirm all of the terms and conditions of the Agreement, which, as amended and supplemented by this Amendment, shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and the Executive have executed multiple counterparts of this Amendment effective as of the Effective Date.

ADVANCED DRAINAGE SYSTEMS, INC.

By:	/s/ Kevin C. Talley	/s/ Joseph A. Chlapaty
Name: Kevin C. Talley		Joseph A. Chlapaty
Title: EVP & CAO

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